SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2013

INFINITY AUGMENTED REALITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53446	71-1013330
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

45 Broadway, 6th Floor

New York, NY 10006

(Address of principal executive offices)

(212) 201-4070

(Registrant’s telephone number, including area code)

ABSOLUTE LIFE SOLUTIONS, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2013, Infinity Augmented Reality, Inc. (formerly known as Absolute Life Solutions, Inc.) (the “Company”) entered into an agreement with Agam Technologies LLC (“Agam”), pursuant to which Agam agreed to provide augmented reality game development and game integration consulting services for the Company’s augmented reality activities. In consideration of the consulting services, Agam shall be entitled to receive a one-off fee of 5,500,000 Non-Qualified Stock Options (the “Options”). 1,750,000 Options shall be issued upon effective date of their agreement and the balance shall be issued within 5 days after the Company has received all necessary authorizations and consents for its 2013 Equity Incentive Plan. The Options have an exercise price of $0.10 vesting on March 4, 2013 and expiring on March 5, 2018.

On March 4, 2013, the Company entered into an agreement with Gili Revensary individually and as, Managing Member of GiliTech LLC (“GiliTech”) pursuant to which GiliTech agreed, to provide augmented reality location recognition consulting services for the Company’s augmented reality activities. In consideration of the consulting services, Gili Revensary shall be entitled to receive a one-off fee of 6,000,000 Non-Qualified Stock Options (the “Options”). 3,000,000 Options shall be issued upon effective date of his agreement and the balance shall be issued within 5 days after the Company has received all necessary authorizations and consents for its 2013 Equity Incentive Plan. The Options have an exercise price of $0.10 vesting on March 4, 2013 and expiring on March 5, 2018.

On March 4, 2013, the Company entered into an agreement with SmartEyes Technologies LLC (“SmartEyes”), pursuant to which SmartEyes agreed to provide augmented reality image recognition, social networking and facebook integration consulting services for the Company’s augmented reality activities. In consideration of the consulting services, SmartEyes shall be entitled to receive a one-off fee of 5,000,000 Non-Qualified Stock Options (the “Options”). 1,350,000 Options shall be issued upon effective date of their agreement and the balance shall be issued within 5 days after the Company has received all necessary authorizations and consents for its 2013 Equity Incentive Plan. The Options have an exercise price of $0.10 vesting on March 4, 2013 and expiring on March 5, 2018.

On March 4, 2013, the Company entered into an agreement with XO Marketing LLC (“XO”) pursuant to which XO agreed to provide augmented reality marketing and social media integration consulting services for the Company’s augmented reality activities. In consideration of the consulting services, XO shall be entitled to receive a one-off fee of 5,500,000 Non-Qualified Stock Options (the “Options”). 1,750,000 Options shall be issued upon effective date of their agreement and the balance shall be issued within 5 days after the Company has received all necessary authorizations and consents for its 2013 Equity Incentive Plan. The Options have an exercise price of $0.10 vesting on March 4, 2013 and expiring on March 5, 2018.

On March 4, 2013, the Company entered into an agreement with Yossi Shemesh pursuant to which Shemesh agreed to provide augmented reality face recognition consulting services for the Company’s augmented reality activities. In consideration of the consulting services, Shemesh shall be entitled to receive a one-off fee of 600,000 Non-Qualified Stock Options (the “Options”). 200,000 Options shall be issued upon effective date of his agreement and the balance shall be issued within 5 days after the Company has received all necessary authorizations and consents for its 2013 Equity Incentive Plan. The Options have an exercise price of $0.10 vesting on March 4, 2013 and expiring on March 5, 2018.

In addition to detailing the services provided, each of these agreements contains provisions recognizing the Company’s intellectual property rights and restricting the consultants’ competition with the Company subsequent to the termination of the agreements..

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, the Compensation Committee of the Board of Directors of the Company unanimously adopted a resolution that Mr. Josh Yifat, the CFO and Secretary be granted 230,000 Non-Qualified Stock Options at an exercise price of $0.25 vesting on March 6, 2013 and expiring on March 7, 2018.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 8, 2013

INFINITY AUGMENTED REALITY, INC.

By:	/s/ Josh Yifat
Josh Yifat
Chief Financial Officer